                                 ELECTION FORM

            THIS FORM MUST BE SENT VIA FACSIMILE ((919) 653-1254),
                BY HAND DELIVERY OR BY MAIL TO HUMAN RESOURCES

Tangram Enterprise Solutions, Inc.
11000 Regency Parkway
Suite 401
Cary, North Carolina 27511
Attn:  Susan Barbee
       Human Resources

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THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., CARY, NORTH CAROLINA
             TIME, ON JULY 30, 2001, UNLESS THE OFFER IS EXTENDED.
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I have received Tangram Enterprise Solutions, Inc.'s Offer to Exchange and the
accompanying cover letter from Norman L. Phelps, each dated as of June 29, 2001, sent to employees (other than executive officers and directors) of Tangram Enterprise Solutions, Inc. (the "Company") who hold options to purchase common stock of the Company under its 1988 Stock Option Plan and its 1997 Equity Compensation Plan (together the "Plans"). Capitalized terms used and not otherwise defined in this Election Form that are defined in the Offer to Exchange shall have the meanings set forth in the Offer to Exchange.

Pursuant to the terms of the Offer, I elect to have one or more Eligible Options (as such term is defined in the Offer to Exchange) held by me, as specified below, cancelled in exchange for a right to receive Replacement Options (as that term is defined in the Offer to Exchange). I hereby agree that, unless I revoke my election on or before 5:00 p.m. Cary, North Carolina Time on July 30, 2001 (or a later expiration date if the Company extends the Offer), my election will be irrevocable and, if accepted by the Company, such surrendered Eligible Options will be cancelled in their entirety on July 31, 2001 (or a later cancellation date if the Company extends the Offer). I understand that, subject to my continuous employment through the Replacement Option Grant Date (as such term is defined in the Offer to Exchange), I will have the right to receive a Replacement Option, to be granted on or about February 4, 2002 (a date that is no less than six months and one day after the Cancellation Date (as such term is defined in the Offer to Exchange)), as described in the Offer; provided, however, that any extension of the Offer will result in an equivalent extension of the Replacement Option Grant Date.

[_] I hereby ELECT to tender and cancel, upon the terms and subject to the conditions stated in the Offer, the following Eligible Option(s):

                                            Number of Shares
      Option Grant Date                     to be Exchanged                   Option Price
      -----------------                     ---------------                   ------------
   -----------------------              -----------------------           ---------------------
   -----------------------              -----------------------           ---------------------
   -----------------------              -----------------------           ---------------------
   -----------------------              -----------------------           ---------------------
   -----------------------              -----------------------           ---------------------
   -----------------------              -----------------------           ---------------------

I understand that any options granted to me on or after January 31, 2001, will also automatically be surrendered for cancellation under the Offer, even if such options are not listed above. I agree to deliver to the Company the original stock option grant form(s) for such options if requested by the Company. I acknowledge that I will have no right to exercise all or any part of the cancelled Eligible Option(s) after the date of this election (unless I revoke this election) and that such options will be cancelled as of July 31, 2001 (or a later cancellation date if the Company extends the Offer).

I FURTHER ACKNOWLEDGE AND AGREE THAT NEITHER THE ABILITY TO PARTICIPATE IN THE OFFER NOR ACTUAL PARTICIPATION IN THE OFFER SHALL BE CONSTRUED AS A RIGHT TO CONTINUED EMPLOYMENT WITH THE COMPANY (EXCEPT ON AN AT-WILL BASIS). I AGREE THAT THE COMPANY HAS MADE NO REPRESENTATIONS OR WARRANTIES TO ME REGARDING THIS OFFER OR THE FUTURE PRICING OF THE COMPANY'S STOCK AND THAT MY PARTICIPATION IN THIS OFFER IS AT MY OWN DISCRETION. I AGREE THAT THE COMPANY SHALL NOT BE LIABLE FOR ANY COSTS, TAXES, LOSS OR DAMAGE THAT I MAY INCUR THROUGH MY ELECTION TO PARTICIPATE IN THIS OFFER.

[_]  I DO NOT accept the Offer to exchange Eligible Options


Date:  _________________________


______________________________
Optionee Signature


______________________________
(Please Print)



TANGRAM ENTERPRISE SOLUTIONS, INC. HEREBY AGREES AND ACCEPTS THIS ELECTION FORM, AND SUCH ACCEPTANCE SHALL BE BINDING ON THE COMPANY'S SUCCESSORS, ASSIGNS AND LEGAL REPRESENTATIVES:

TANGRAM ENTERPRISE SOLUTIONS, INC.



Date:_________________, 2001



By:  ______________________________
     Name:
     Title: